Exhibit 99.1

Charles River Laboratories Announces Fourth-Quarter and Full-Year 2019 Results and Provides 2020 Guidance

– Fourth-Quarter Revenue of $691.1 Million and Full-Year Revenue of $2.62 Billion –

– Fourth-Quarter GAAP Earnings per Share of $1.61 and Non-GAAP Earnings per Share of $2.01 –

– Full-Year GAAP Earnings per Share of $5.07 and Non-GAAP Earnings per Share of $6.73 –

– Provides 2020 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--February 11, 2020--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the fourth-quarter and full-year 2019 and provided guidance for 2020. For the quarter, revenue was $691.1 million, an increase of 14.9% from $601.5 million in the fourth quarter of 2018.

The acquisition of Citoxlab contributed 8.1% to consolidated fourth-quarter revenue growth. The impact of foreign currency translation reduced reported revenue growth by 0.6%. Excluding the effect of these items, organic revenue growth of 7.4% was driven by all three business segments, particularly the Discovery and Safety Assessment segment.

On a GAAP basis, fourth-quarter net income from continuing operations attributable to common shareholders was $80.3 million, an increase of 34.7% from net income of $59.7 million for the same period in 2018. Fourth-quarter diluted earnings per share on a GAAP basis were $1.61, an increase of 33.1% from $1.21 for the fourth quarter of 2018. The increases in GAAP net income and earnings per share were primarily driven by the Company’s venture capital investments, which represented a gain of $0.22 per share in the fourth quarter of 2019, compared to a loss of $0.10 per share for the same period in 2018. As previously disclosed, the Company’s venture capital investment performance has been excluded from non-GAAP results.

On a non-GAAP basis, net income from continuing operations was $100.1 million for the fourth quarter of 2019, an increase of 27.8% from $78.3 million for the same period in 2018. Fourth-quarter diluted earnings per share on a non-GAAP basis were $2.01, an increase of 26.4% from $1.59 per share for the fourth quarter of 2018. The non-GAAP net income and earnings per share increases were driven primarily by higher revenue, including the contribution from the Citoxlab acquisition, and operating margin improvement.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We are very pleased with our strong fourth-quarter results, which generally exceeded our prior expectations. Fourth-quarter reported revenue growth was in the mid-teens, organic growth was in the high-single-digits, and earnings per share growth was firmly in double-digits. We believe the excellent finish to 2019 demonstrates that the breadth of our leading, early-stage portfolio is resonating with clients, as they increasingly choose to adopt our flexible and efficient outsourcing model. The investments we have made in our scientific capabilities, staff, and capacity, along with our efforts to build a more scalable organization to drive operating efficiency, are having the intended outcome. Our Company is the strongest it has ever been, and we are well positioned to drive profitable revenue growth in 2020 and in the future.”

“We are optimistic as we turn the page to 2020. Our outlook is based on execution of our strategy to strengthen our position as the leading, early-stage CRO and deliver value to our clients, while leveraging our position in robust end-markets, our attractive growth profile, and the incremental value that will be derived from achieving our stated goal of meaningful operating margin improvement,” Mr. Foster concluded.

Fourth-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $131.3 million in the fourth quarter of 2019, an increase of 2.2% from $128.5 million in the fourth quarter of 2018. Organic revenue growth was 2.8%, driven primarily by increased demand for research models in China, as well as higher revenue for research model services, principally the Insourcing Solutions (IS) business. The revenue increase was partially offset by lower sales volume for research models outside of China, particularly to large biopharmaceutical clients.

In the fourth quarter of 2019, the RMS segment’s GAAP operating margin decreased to 23.0% from 24.6% in the fourth quarter of 2018. On a non-GAAP basis, the operating margin decreased to 24.6% from 25.1% in the fourth quarter of 2018. The GAAP and non-GAAP operating margin decreases were driven primarily by the research models business outside of China.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $439.2 million in the fourth quarter of 2019, an increase of 22.6% from $358.2 million in the fourth quarter of 2018. The Citoxlab acquisition contributed 13.6% to DSA revenue growth. Organic revenue growth of 9.4% was primarily driven by robust demand from biotechnology clients across both the Safety Assessment and Discovery Services businesses.

In the fourth quarter of 2019, the DSA segment’s GAAP operating margin increased to 19.1% from 18.8% in the fourth quarter of 2018. The GAAP operating margin increase was driven primarily by operating leverage from higher revenue, partially offset by acquisition-related costs primarily related to the Citoxlab acquisition, including amortization of intangible assets. On a non-GAAP basis, the operating margin increased to 25.6% from 23.2% in the fourth quarter of 2018. The non-GAAP operating margin increase was driven primarily by operating leverage from higher revenue in both the Discovery Services and Safety Assessment businesses, as well as the Company’s continued focus on operating efficiency initiatives.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $120.6 million in the fourth quarter of 2019, an increase of 5.0% from $114.9 million in the fourth quarter of 2018. Organic revenue growth was 6.3%, driven primarily by continued robust demand for the Biologics Testing Solutions business. Revenue for the Microbial Solutions business also increased in the fourth quarter, but at a lower growth rate than in the first three quarters of 2019.

In the fourth quarter of 2019, the Manufacturing segment’s GAAP operating margin decreased to 34.4% from 35.1% in the fourth quarter of 2018. On a non-GAAP basis, the operating margin decreased to 37.2% from 37.4% in the fourth quarter of 2018. The GAAP and non-GAAP operating margin decreases were driven primarily by the Biologics Testing Solutions business.

Full-Year Results

For 2019, revenue increased by 15.7% to $2.62 billion from $2.27 billion in 2018. Organic revenue growth was 8.5%.

On a GAAP basis, net income from continuing operations attributable to common shareholders was $252.0 million in 2019, an increase of 12.1% from $224.9 million in 2018. Diluted earnings per share on a GAAP basis in 2019 were $5.07, an increase of 10.5% from $4.59 in 2018. On a GAAP basis, the Company recorded a gain from venture capital investments totaling $0.30 per share in 2019, compared to a gain of $0.23 in 2018.

On a non-GAAP basis, net income from continuing operations was $334.4 million in 2019, an increase of 17.8% from $283.9 million in 2018. Diluted earnings per share on a non-GAAP basis in 2019 were $6.73, an increase of 16.0% from $5.80 in 2018.

Research Models and Services (RMS)

For 2019, RMS revenue was $537.1 million, an increase of 3.3% from $519.7 million in 2018. Organic revenue growth was 5.2%.

On a GAAP basis, the RMS segment operating margin decreased to 24.9% in 2019 from 26.3% in 2018. On a non-GAAP basis, the operating margin decreased to 26.2% in 2019 from 26.9% in 2018.

Discovery and Safety Assessment (DSA)

For 2019, DSA revenue was $1.62 billion, an increase of 22.9% from $1.32 billion in 2018. Organic revenue growth was 9.1%.

On a GAAP basis, the DSA segment operating margin decreased to 16.0% in 2019 from 17.3% in 2018. On a non-GAAP basis, the operating margin increased to 22.0% in 2019 from 21.7% in 2018.

Manufacturing Support (Manufacturing)

For 2019, Manufacturing revenue was $465.1 million, an increase of 8.3% from $429.6 million in 2018. Organic revenue growth was 10.8%.

On a GAAP basis, the Manufacturing segment operating margin decreased to 31.3% in 2019 from 31.7% in 2018. On a non-GAAP basis, the operating margin decreased to 33.9% in 2019 from 34.2% in 2018.

2020 Guidance
The Company is providing the following revenue, earnings per share, and free cash flow guidance for 2020. Earnings per share in 2020 are expected to benefit from higher revenue, driven primarily by continued robust client demand, and meaningful operating margin improvement. Year-over-year earnings per share growth is expected to be 2.5% to 5.5% on a GAAP basis, and 10.5% to 13.0% on a non-GAAP basis in 2020.

2020 GUIDANCE
Revenue growth, reported	13.0% – 14.5%
Less: Contribution from acquisitions (1)	(4.0%) – (4.5%)
Less: Favorable impact of foreign exchange	(1.0%) – (1.5%)
Revenue growth, organic (2)	7.75% – 8.75%
GAAP EPS estimate (3)	$5.20 – $5.35
Amortization of intangible assets (4)	$1.65 – $1.70
Charges related to global efficiency initiatives (5)	<$0.05
Acquisition-related adjustments (6)	~$0.25
Other items (7)	$0.25 – $0.32
Non-GAAP EPS estimate	$7.45 – $7.60
Free cash flow (8)	$350 – $360 million

Footnotes to Guidance Table:

(1) The contribution from acquisitions reflects only those acquisitions that have been completed.

(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign currency translation.

(3) GAAP EPS guidance does not include an estimate for future gains or losses from venture capital investments. Potential gains or losses are expected in 2020, but the Company does not forecast the future performance of its venture capital investments. Any future gains or losses would be excluded from non-GAAP results.

(4) Amortization of intangible assets includes an estimate of $0.30-$0.35 for the impact of the HemaCare acquisition because the preliminary purchase price allocation has not been completed.

(5) These charges, which primarily include severance and other costs, relate primarily to the Company’s planned efficiency initiatives. Other projects in support of global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.

(6) These adjustments are related to the evaluation and integration of acquisitions, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives.

(7) These items primarily relate to charges of $0.15-$0.22 associated with the planned termination of the Company’s U.S. pension plan in the second half of 2020, as well as charges of approximately $0.10 associated with U.S. and international tax legislation that necessitated changes to the Company’s international financing structure.

(8) The reconciliation of the current 2020 free cash flow guidance is as follows: Cash flow from operating activities of $500-$510 million, less capital expenditures of approximately $150 million, equates to free cash flow of $350-$360 million.

Webcast
Charles River has scheduled a live webcast on Tuesday, February 11th, at 8:30 a.m. EST to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Non-GAAP Reconciliations/Discontinued Operations
The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the write-off of deferred financing costs and fees related to debt financing; third-party costs associated with the remediation of unauthorized access into our information systems detected in March 2019; the non-cash tax benefit related to our international financing structure; charges related to the planned settlement of our U.S. pension plan; charges recorded in connection with the modification of our option to purchase equity in one of our joint ventures; and investment gains or losses associated with our venture capital investments. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “constant currency,” which we define as reported revenue growth adjusted for the impact of foreign currency translation, and “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. Commencing in the first quarter of 2019, we exclude the performance of our venture capital investments due to the determination that such investment gains or losses are not core to our overall operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the projected future financial performance of Charles River and our specific businesses; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions, including the acquisition of HemaCare, on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; risks and uncertainties associated with the unauthorized access into its information systems reported on April 30, 2019, including the timing and effectiveness of adding enhanced security features and monitoring procedures, the status and effectiveness of the ongoing remediation process, the percentage of clients affected by the unauthorized access, and the potential revenue and financial impact related to the incident; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; the impact of Brexit; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 13, 2019 and the Quarterly Report on Form 10-Q as filed on November 6, 2019, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1 CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018

Service revenue	$549,380	$460,993	$2,029,371	$1,687,941
Product revenue	141,758	140,537	591,855	578,155
Total revenue	691,138	601,530	2,621,226	2,266,096
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	357,636	306,241	1,371,699	1,150,371
Cost of products sold (excluding amortization of intangible assets)	71,188	68,872	291,216	275,658
Selling, general and administrative	129,598	106,918	517,622	443,854
Amortization of intangible assets	23,927	17,017	89,538	64,830
Operating income	108,789	102,482	351,151	331,383
Other income (expense):
Interest income	684	118	1,522	812
Interest expense	(24,362)	(16,741)	(60,882)	(63,772)
Other income (expense), net	20,454	(10,811)	12,293	13,258
Income from continuing operations, before income taxes	105,565	75,048	304,084	281,681
Provision for income taxes	25,053	14,850	50,023	54,463
Income from continuing operations, net of income taxes	80,512	60,198	254,061	227,218
Income from discontinued operations, net of income taxes	—	—	—	1,506
Net income	80,512	60,198	254,061	228,724
Less: Net income attributable to noncontrolling interests	164	533	2,042	2,351
Net income attributable to common shareholders	$80,348	$59,665	$252,019	$226,373

Earnings per common share
Basic:
Continuing operations attributable to common shareholders	$1.64	$1.24	$5.17	$4.69
Discontinued operations	$—	$—	$—	$0.03
Net income attributable to common shareholders	$1.64	$1.24	$5.17	$4.72
Diluted:
Continuing operations attributable to common shareholders	$1.61	$1.21	$5.07	$4.59
Discontinued operations	$—	$—	$—	$0.03
Net income attributable to common shareholders	$1.61	$1.21	$5.07	$4.62

Weighted-average number of common shares outstanding:
Basic	48,875	48,143	48,730	47,947
Diluted	49,867	49,210	49,693	49,018

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2 CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands)

	December 28, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$238,014	$195,442
Trade receivables, net	514,033	472,248
Inventories	160,660	127,892
Prepaid assets	52,588	53,447
Other current assets	56,030	48,807
Total current assets	1,021,325	897,836
Property, plant and equipment, net	1,044,128	932,877
Operating lease right-of-use assets, net	140,085	—
Goodwill	1,540,565	1,247,133
Client relationships, net	613,573	537,945
Other intangible assets, net	75,840	72,943
Deferred tax assets	44,659	23,386
Other assets	212,615	143,759
Total assets	$4,692,790	$3,855,879

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Current portion of long-term debt and finance leases	$38,545	$31,416
Accounts payable	111,498	66,250
Accrued compensation	158,617	137,212
Deferred revenue	171,805	145,139
Accrued liabilities	139,118	106,925
Other current liabilities	90,598	71,280
Total current liabilities	710,181	558,222
Long-term debt, net and finance leases	1,849,666	1,636,598
Operating lease right-of-use liabilities	116,252	—
Deferred tax liabilities	167,283	143,635
Other long-term liabilities	182,933	179,121
Total liabilities	3,026,315	2,517,576
Redeemable noncontrolling interests	28,647	18,525
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 48,936 shares issued and 48,936 shares outstanding as of December 28, 2019 and 48,210 shares issued and 48,209 shares outstanding as of December 29, 2018	489	482
Additional paid-in capital	1,531,785	1,447,512
Retained earnings	280,329	42,096
Treasury stock, at cost, 0 and 1 share as of December 28, 2019 and December 29, 2018, respectively	—	(55)
Accumulated other comprehensive loss	(178,019)	(172,703)
Total equity attributable to common shareholders	1,634,584	1,317,332
Noncontrolling interest	3,244	2,446
Total equity	1,637,828	1,319,778
Total liabilities, redeemable noncontrolling interests and equity	$4,692,790	$3,855,879

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)

	Twelve Months Ended
	December 28, 2019	December 29, 2018

Cash flows relating to operating activities
Net income	$254,061	$228,724
Less: Income (loss) from discontinued operations, net of income taxes	—	1,506
Income from continuing operations, net of income taxes	254,061	227,218
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	198,095	161,779
Stock-based compensation	57,271	47,346
Deferred income taxes	(21,895)	(9,702)
Gain on venture capital investments	(20,706)	(15,928)
Other, net	7,931	15,613
Changes in assets and liabilities:
Trade receivables, net	(8,323)	(21,196)
Inventories	(21,399)	(13,338)
Accounts payable	29,775	(12,732)
Accrued compensation	3,394	31,616
Long-term payable on Transition Tax	—	(8,974)
Deferred revenue	(3,620)	36,072
Customer contract deposits	(10,898)	28,115
Other assets and liabilities, net	17,250	(24,749)
Net cash provided by operating activities	480,936	441,140
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(515,701)	(824,868)
Capital expenditures	(140,514)	(140,054)
Purchases of investments and contributions to venture capital investments	(22,341)	(25,125)
Proceeds from sale of investments	942	35,849
Other, net	(3,888)	(805)
Net cash used in investing activities	(681,502)	(955,003)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	3,358,461	2,755,028
Proceeds from exercises of stock options	34,546	37,657
Payments on long-term debt, revolving credit facility, and finance lease obligations	(3,124,588)	(2,201,003)
Payments on debt financing costs	(6,593)	(18,337)
Purchase of treasury stock	(18,087)	(13,846)
Other, net	(11,802)	(1,440)
Net cash provided by financing activities	231,937	558,059
Discontinued operations
Net cash used in operating activities from discontinued operations	—	(3,735)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	11,357	(9,474)
Net change in cash, cash equivalents, and restricted cash	42,728	30,987
Cash, cash equivalents, and restricted cash, beginning of period	197,318	166,331
Cash, cash equivalents, and restricted cash, end of period	$240,046	$197,318

Supplemental cash flow information:	$238,014	$195,442
Cash and cash equivalents	431	465
Restricted cash included in Other current assets	1,601	1,411
Restricted cash included in Other assets	$240,046	$197,318
Cash, cash equivalents, and restricted cash, end of period

Cash paid for income taxes	$54,060	$67,600
Cash paid for interest	$67,813	$47,540
Non-cash investing and financing activities:
Additions to property, plant and equipment, net	$21,447	$18,212
Assets acquired under finance leases	$4,819	$1,473

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4 RECONCILIATION OF GAAP TO NON-GAAP SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1) (in thousands, except percentages)

	Three Months Ended		Twelve Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Research Models and Services
Revenue	$131,317	$128,487	$537,089	$519,682
Operating income	30,183	31,575	133,912	136,468
Operating income as a % of revenue	23.0%	24.6%	24.9%	26.3%
Add back:
Amortization related to acquisitions	339	383	1,381	1,585
Severance	1,000	353	2,106	1,161
Acquisition related adjustments (2)	—	(23)	2,201	(23)
Site consolidation costs, impairments and other items	786	—	1,043	822
Total non-GAAP adjustments to operating income	$2,125	$713	$6,731	$3,545
Operating income, excluding non-GAAP adjustments	$32,308	$32,288	$140,643	$140,013
Non-GAAP operating income as a % of revenue	24.6%	25.1%	26.2%	26.9%

Depreciation and amortization	$4,999	$4,904	$19,197	$19,469
Capital expenditures	$12,010	$17,067	$26,989	$35,172

Discovery and Safety Assessment
Revenue	$439,202	$358,189	$1,618,995	$1,316,854
Operating income	83,689	67,186	258,903	227,577
Operating income as a % of revenue	19.1%	18.8%	16.0%	17.3%
Add back:
Amortization related to acquisitions	22,357	14,415	80,424	54,211
Severance	4,778	41	7,311	1,014
Acquisition related adjustments (3)	1,614	1,313	10,130	2,779
Site consolidation costs, impairments and other items	—	—	(207)	(117)
Total non-GAAP adjustments to operating income	$28,749	$15,769	$97,658	$57,887
Operating income, excluding non-GAAP adjustments	$112,438	$82,955	$356,561	$285,464
Non-GAAP operating income as a % of revenue	25.6%	23.2%	22.0%	21.7%

Depreciation and amortization	$39,908	$29,714	$151,139	$112,976
Capital expenditures	$41,713	$38,929	$86,843	$73,425

Manufacturing Support
Revenue	$120,619	$114,854	$465,142	$429,560
Operating income	41,527	40,308	145,420	136,212
Operating income as a % of revenue	34.4%	35.1%	31.3%	31.7%
Add back:
Amortization related to acquisitions	2,260	2,219	9,062	9,035
Severance	1,102	357	1,651	1,227
Acquisition related adjustments (3)	68	112	286	112
Site consolidation costs, impairments and other items	(103)	—	1,382	159
Total non-GAAP adjustments to operating income	$3,327	$2,688	$12,381	$10,533
Operating income, excluding non-GAAP adjustments	$44,854	$42,996	$157,801	$146,745
Non-GAAP operating income as a % of revenue	37.2%	37.4%	33.9%	34.2%

Depreciation and amortization	$6,007	$5,216	$23,584	$22,529
Capital expenditures	$9,318	$10,592	$23,617	$23,323

Unallocated Corporate Overhead	$(46,610)	$(36,587)	$(187,084)	$(168,874)
Add back:
Severance and executive transition costs	390	—	390	5,278
Acquisition related adjustments (3)	3,634	618	26,822	16,316
Other items (4)	657	—	2,065	—
Total non-GAAP adjustments to operating expense	$4,681	$618	$29,277	$21,594
Unallocated corporate overhead, excluding non-GAAP adjustments	$(41,929)	$(35,969)	$(157,807)	$(147,280)

Total
Revenue	$691,138	$601,530	$2,621,226	$2,266,096
Operating income	108,789	102,482	351,151	331,383
Operating income as a % of revenue	15.7%	17.0%	13.4%	14.6%
Add back:
Amortization related to acquisitions	24,956	17,017	90,867	64,831
Severance and executive transition costs	7,270	751	11,458	8,680
Acquisition related adjustments (2)(3)	5,316	2,020	39,439	19,184
Site consolidation costs, impairments and other items (4)	1,340	—	4,283	864
Total non-GAAP adjustments to operating income	$38,882	$19,788	$146,047	$93,559
Operating income, excluding non-GAAP adjustments	$147,671	$122,270	$497,198	$424,942
Non-GAAP operating income as a % of revenue	21.4%	20.3%	19.0%	18.8%

Depreciation and amortization	$51,833	$41,581	$198,095	$161,779
Capital expenditures	$63,839	$68,676	$140,514	$140,054
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This amount represents a $2.2 million charge recorded during fiscal 2019 in connection with the modification of the option to purchase the remaining 8% equity interest in Vital River.
(3)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.
(4)	This amount relates to third-party costs, net of insurance reimbursements, associated with the remediation of the unauthorized access into the Company's information systems which was detected in March 2019.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5 RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1) (in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018

Net income attributable to common shareholders	$80,348	$59,665	$252,019	$226,373
Less: Income from discontinued operations, net of income taxes	—	—	—	1,506
Net income from continuing operations attributable to common shareholders	80,348	59,665	252,019	224,867
Add back:
Non-GAAP adjustments to operating income (Refer to Schedule 4)	38,882	19,788	146,047	93,559
Write-off of deferred financing costs and fees related to debt financing	1,605	—	1,605	5,060
Venture capital (gains) losses	(14,983)	6,832	(20,707)	(15,928)
Tax effect of non-GAAP adjustments:
Tax effect from U.S. Tax Reform (2)	—	(2,650)	—	(5,450)
Tax effect from divestiture of CDMO business	—	—	—	(1,000)
Non-cash tax benefit related to international financing structure (3)	581	—	(19,787)	—
Tax effect of the remaining non-GAAP adjustments	(6,368)	(5,344)	(24,811)	(17,166)
Net income from continuing operations attributable to common shareholders, excluding non-GAAP adjustments	$100,065	$78,291	$334,366	$283,942

Weighted average shares outstanding - Basic	48,875	48,143	48,730	47,947
Effect of dilutive securities:
Stock options, restricted stock units, performance share units and restricted stock	992	1,067	963	1,071
Weighted average shares outstanding - Diluted	49,867	49,210	49,693	49,018

Earnings per share from continuing operations attributable to common shareholders
Basic	$1.64	$1.24	$5.17	$4.69
Diluted	$1.61	$1.21	$5.07	$4.59

Basic, excluding non-GAAP adjustments	$2.05	$1.63	$6.86	$5.92
Diluted, excluding non-GAAP adjustments	$2.01	$1.59	$6.73	$5.80
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This adjustment is related to the refinement of one-time charges associated with the enactment of U.S. Tax Reform related to the transition tax on unrepatriated earnings (also known as the toll tax), and the revaluation of U.S. federal net deferred tax liabilities.
(3)	This adjustment relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6 RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

For the three months ended December 28, 2019	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	14.9%	2.2%	22.6%	5.0%
Decrease (increase) due to foreign exchange	0.6%	0.6%	0.4%	1.3%
Contribution from acquisitions	(8.1)%	—%	(13.6)%	—%
Non-GAAP revenue growth, organic (3)	7.4%	2.8%	9.4%	6.3%

For the twelve months ended December 28, 2019	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	15.7%	3.3%	22.9%	8.3%
Decrease (increase) due to foreign exchange	1.5%	1.9%	1.1%	2.7%
Contribution from acquisitions (2)	(8.7)%	—%	(14.9)%	(0.2)%
Non-GAAP revenue growth, organic (3)	8.5%	5.2%	9.1%	10.8%
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions. Manufacturing Support includes an immaterial acquisition of an Australian Microbial Solutions business.
(3)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign exchange.

Contacts

Investor Contact:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Public Relations
781.222.6168
amy.cianciaruso@crl.com